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                                                                    EXHIBIT 4(C)

                                 AMENDMENT NO. 1
                                     TO THE
                      MPB EMPLOYEES' SAVINGS PLAN AND TRUST


         WHEREAS, MPB Corporation (the "Company"), approved and adopted the MPB Employees' Savings Plan (the "Plan") and Trust Agreement (the "Trust") which were originally effective October 1, 1978 and most recently restated generally effective April 1, 1990;

         WHEREAS, Section 19.1 of the Plan and Trust provides that the Company reserves the right to amend the Plan and Trust;

         NOW THEREFORE RESOLVED, that Section 13 is amended effective January 1, 1995, Sections 1 and 19 are amended effective January 1, 1996 and Section 5 is amended effective October 1, 1996 as follows:

EFFECTIVE JANUARY 1, 1995:
--------------------------

1. Section 13 is amended to restate Subsection 13.2 in its entirety as follows:

         13.2     Maximum Annual Addition

                  The Annual Addition to a Participant's accounts under the Plan and any other defined contribution plan maintained by any Related Company for any Plan Year shall not exceed the lesser of (1) 25% of his or her Taxable Income or (2) $30,000 (as adjusted for the cost of living pursuant to Code section 415(d)).

EFFECTIVE JANUARY 1, 1996:
--------------------------

1. Section 1 is amended to restate Subsection 1.47 in its entirety as follows:

         1.47     "Trustee".  BZW Barclays Global Investors, National
         Association.

2. Section 19 is amended to restate the Heading thereof, to hereby change the reference from Section 19.4 to Section 19.5 in item (a) of Subsection 19.1, to add a new Subsection 19.3, to redesignate each subsequent Subsection and to restate Subsection 19.4 (formerly Subsection 19.3) in its entirety as follows:

         19       AMENDMENT, MERGER, DIVESTITURES AND TERMINATION
                  -----------------------------------------------

                  19.3     Divestitures

                           In the event of a sale by an Employer which is a corporation of: (1) substantially all of the Employer's assets used in a trade or business to an unrelated corporation, or (2) a sale of such Employer's interest in a subsidiary to an unrelated entity or individual, lump sum distributions shall be permitted from the Plan, except as provided below, to


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MPB                                                              AMENDMENT NO. 1
EMPLOYEES' SAVINGS PLAN AND TRUST


                           Participants with respect to Employees who continue employment with the corporation acquiring such assets or who continue employment with such subsidiary, as applicable.

                           Notwithstanding, distributions shall not be permitted if the purchaser agrees, in connection with the sale, to be substituted as the Company as the sponsor of the Plan or to accept a transfer of the assets and liabilities representing the Participants' benefits into a plan of the purchaser or a plan to be established by the purchaser.

                  19.4     Plan Termination

                           The Company may, at any time and for any reason, terminate the Plan in accordance with procedures set forth in Section 19.5, or completely discontinue contributions. Upon either of these events, or in the event of a partial termination of the Plan within the meaning of Code section 411(d)(3), the Accounts of each affected Employee shall be fully vested. If no successor plan is established or maintained, lump sum distributions shall be made in accordance with the terms of the Plan as in effect at the time of the Plan's termination or as thereafter amended provided that a post-termination amendment shall not be effective to the extent that it violates Section 19.1 unless it is required in order to maintain the qualified status of the Plan upon its termination. The Trustee's and Employer's authority shall continue beyond the Plan's termination date until all Trust assets have been liquidated and distributed.

EFFECTIVE OCTOBER 1, 1996:
--------------------------

1. Section 5 is amended to restate item (b) of Subsection 5.2 in its entirety as follows:

         5.2      Stock Matching Contributions

                  (b) Allocation Method. Effective with the first payroll paid after October 1, 1996, the Stock Matching Contributions for each period shall total 25% of the sum of each eligible Participant's Pre-Tax and After-Tax Contributions for the period, provided that no Stock Matching Contributions shall be made based upon a Participant's Contributions in excess of 6% of his or her Pay.



Date: September 27, 1996               MPB CORPORATION

                                       By: /s/ M.J. Crowell
                                          -----------------------------

                                          Title: Secretary/Treasurer
                                                -----------------------


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MPB                                                             AMENDMENT NO. 1
EMPLOYEES' SAVINGS PLAN AND TRUST

The provisions of the above amendment which relate to the Trustee are hereby approved and executed.

Date: September 30, 1996     BZW BARCLAYS GLOBAL INVESTORS, NATIONAL ASSOCIATION

                             By: /s/ D. Lynn
                                -------------------------------------

                                Title: Principal
                                      -------------------------------


Date: September 30,1996      BZW BARCLAYS GLOBAL INVESTORS, NATIONAL ASSOCIATION

                             By: /s/ G.E. Slack
                                -------------------------------------

                                Title: Principal
                                      -------------------------------



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